Ex 99(n)(ii)

                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Accountants and Legal Counsel" and "Financial Statements" in the Statement of Additional Information and to the use of our report on Ivy Multi-Strategy Hedge Fund LLC dated May 21, 2004, which is incorporated by reference, in this Registration Statement (Form N-2 No. 333-108118) of Ivy Multi-Strategy Hedge Fund LLC.






                                                 ERNST & YOUNG LLP


New York, New York
June 16, 2004